Exhibit 10.08

AMENDED AND RESTATED
BUY-SELL AGREEMENT

THIS AMENDED AND RESTATED BUY-SELL AGREEMENT (hereinafter referred to as the “Agreement”) is made this 30th day of September, 2003, by and between Ryan Wood (the “Employee”) and KP SPORTS, INC., a Maryland corporation (the “Company”).

Explanatory Statement

A.                                   The Employee and the Company previously entered into a Buy-Sell Agreement dated as of March 1, 2001 (the “Prior Buy-Sell Agreement”), which the Employee and the Company wish to amend and restate in its entirety as provided herein.

B.                                     The Employee is a full time employee of the Company and has rendered valuable service to the Company.  The Company recognizes that the loss of the services of the Employee would constitute a serious impairment to the effective conduct of its business and also might appreciably reduce the value of its goodwill.

C.                                     In recognition of the service rendered by the Employee and as an inducement to the Employee to remain in the employ of the Company and to contribute to the Company’s growth, the Company previously granted to the Employee options to purchase, prior to the 4,000-for-1 stock split of the Company, two hundred (200) shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”), under the KP Sports, Inc. Stock Option Plan, which the Employee has since exercised.

D.                                    The parties hereto believe it is desirable and in their mutual best interests to control the ownership of the Common Stock of the Company and thereby to help facilitate the continuous, harmonious and effective management of the affairs, policies, and operations of the Company and to induce the Employee to remain in the employ of the Company.

E.                                      It is the intention of the parties to provide for repurchases by the Company of shares of Common Stock held by the Employee upon the occurrence of certain events, as provided herein.

F.                                      Concurrently herewith, the Company, the Employee, the other existing stockholders of the Company, and certain investors in the Company are entering into a Stockholders’ Agreement, dated the date hereof (the “Stockholders’ Agreement”), which Stockholders’ Agreement provides, among other things, for certain restrictions relating to the transfer of the Common Stock.

G.                                     Concurrently herewith, the Company and the Employee are entering into an Executive Employment Agreement, dated the date hereof (the “Employment Agreement”), which Employment Agreement provides, among other things, for certain understandings with respect to the termination of the employment of the Employee.

NOW, THEREFORE, in consideration of the Explanatory Statement and the mutual covenants, promises and agreements of the parties hereto, the parties do hereby covenant, promise and agree as follows:

1.                                       Option Grant and Stock Holdings.

In consideration of services rendered, and to be rendered, by the Employee to the Company, the Company previously issued to the Employee, concurrently with the execution of the Prior Buy-Sell Agreement, options for the purchase of two hundred (200) shares of the Company’s Common Stock under the KP Sports, Inc. Stock Option Plan.  The Employee subsequently exercised said option and holds, as adjusted to reflect the 4,000-for-1 stock split of the Company, eight hundred thousand (800,000) shares of the Company’s Common Stock.

2.                                       Insurance.

Subject to the provisions of this Section 2, the Company shall be obligated to purchase and take out and maintain in force so long as the Employee is a stockholder and employee of the Company, such policy or policies of insurance on the life of the Employee with an aggregate death benefit of $2,500,000.00 (collectively the “Policies”).  The proceeds of the Policies (the “Proceeds”) shall be held in trust and used by the Company to purchase shares of Common Stock from the Employee’s Estate (as hereinafter defined), which are offered to the Company as a result of the death of the Employee pursuant to Section 4(a) hereof (the “Employee Offered Stock”).  Notwithstanding the foregoing, if in the reasonable judgment of the Company, the Employee is, or becomes, for health or other reasons, uninsurable or cannot be insured upon economically reasonable terms, the Company shall have no obligation to purchase or take out or to maintain in force life insurance on the Employee.  The Company shall be the sole owner and beneficiary of any Policy purchased or taken out hereunder.  Proceeds which are held by the Company shall not be deemed an asset of the Company or otherwise considered by any appraiser or appraisers or by any other person for the purpose of determining the purchase price for the Employee Offered Stock pursuant to Section 4 hereof.  The Company shall pay premiums on all Policies as they become due and may, in its discretion, apply any dividends declared and paid on such policies to the payment of such premiums.

3.                                       Purchase and Sale.

(a)                                  No Common Stock shall be Transferred (as such term is defined in the Stockholders’ Agreement) by the Employee to a Permitted Transferee (as such term is defined in the Stockholders’ Agreement), other than a repurchase of the Common Stock by the Company, unless, as a condition of receiving title to such Common Stock:

(i)                                     the Common Stock so transferred shall remain subject to all the provisions of this Agreement;

(ii)                                  the Permitted Transferee agrees to become a party to this Agreement and to be bound by all of the provisions and terms or conditions hereof; and

(iii)                               such person or entity executes such other documents as are contemplated hereby, including a counterpart of this Agreement, which shall be deemed a supplement to this Agreement setting forth the foregoing agreements and to which all Common Stock then and thereafter acquired by such person or entity shall be subject.

(b)                                 Any purported Transfer of the Common Stock other than in accordance with this Agreement by the Employee shall be null and void, and the Company shall refuse to recognize any such Transfer and shall not reflect on its records any change in record ownership of the Common Stock pursuant to any such Transfer.

(c)                                  For purposes hereof, the Employee and each of his Permitted Transferees shall be referred to herein as an “Employee Stockholder.”

4.                                       Purchase Upon Death, Termination of Employment or Involuntary Transfer.

(a)                                  Upon the death of the Employee, if the Policies are then in effect, the Company shall be obligated to use the Proceeds of the Policies to purchase shares of Common Stock of the Company held by the Employee’s estate or any Employee Stockholder (collectively, the “Estate”), and the Estate shall be obligated to sell said shares.  Purchases pursuant to this Section 4(a) shall be made from the persons or entities constituting the Estate as the Estate shall determine.  If the Estate cannot come to a determination within five (5) business days of the receipt of the Proceeds by the Company, the shares will be purchased on a pro rata basis from all of the persons or entities constituting the Estate.  The price per share for purchases pursuant to this Section 4(a) shall be the higher of the amount of the Book Value (as defined in Section 6(a)) or the Market Value (as defined in Section 6(b)) and shall be paid in cash on the Closing Date (as defined in Section 8).  If for any reason the Company does not expend all of the Proceeds to purchase shares, any such remaining or unused Proceeds shall be retained by the Company.  The number of shares of Common Stock to be purchased from the Estate shall equal the amount of the Proceeds divided by the price per share as determined in accordance with this Section 4(a).

(b)                                 Upon the termination of the employment of the Employee with the Company for any reason (including death) or upon an Involuntary Transfer (as defined in Section 4(e)) of the Common Stock of any Employee Stockholder, then for a period of ninety (90) days following the occurrence of (1) any such event or, (2) in the event of death, the payment of Proceeds, the Company shall have the option to purchase 100% of the shares of Common Stock then registered in the name of each Employee Stockholder, in the case of the Employee’s termination of employment, or Involuntarily Transferred by the Employee Stockholder at a price per share which shall be the higher of the amount of the Book Value (as defined in Section 6(a)) or the Market Value (as defined in Section 6(b)) of the Common Stock (the “Purchase Price”); provided, however, that in the event of the termination of the employment of the Employee by the Company without Cause (as defined in the Employment Agreement) or by the Employee for Good Reason (as defined in the Employment Agreement), then the Company shall only have such option with respect to 50% of the shares of Common Stock then registered in the name of each Employee Stockholder.  The Company shall have the right to assign the repurchase right provided in this Section 4(b) to any stockholder or stockholders of the Company as it determines in its sole discretion.

(c)                                  The Purchase Price multiplied by the number of shares of Common Stock at the date of termination of employment of the Employee or Involuntary Transfer purchased under this Section 4 shall be payable in cash on the Closing Date (as hereinafter defined), unless with respect to purchases other than under Section 4(a) the Company shall elect prior to or on the Closing Date to purchase the Common Stock in installments as provided in Section 7 hereof.  If the Company elects to assign the repurchase right to a stockholder or stockholders pursuant to Section 4(b), such stockholder or stockholders shall not be entitled to purchase the Common Stock in installments as provided in Section 7 hereof.

(d)                                 The option period, upon the death of the Employee, contemplated by Section 4(b) hereof, shall commence upon the appointment and qualification of the Employee’s personal representative.  Subject to the application of Section 4(a), the personal representative of the Employee shall have the option to distribute the Common Stock from the Employee’s estate, to file a waiver agreement pursuant to Section 302(c)(2) of the Internal Revenue Code of 1986, as amended (the

“Code”), and to do any and all other things necessary or desirable for the purchase contemplated hereunder to satisfy the requirements of Section 302(b) of the Code, prior to a purchase as provided in this Section 4.  If a distribution from the Employee’s estate is made, the distributees shall be considered Employee Stockholders and shall be subject to this Agreement in all respects.

(e)                                  For purposes of this Section 4, the occurrence of any of the following events shall constitute an “Involuntary Transfer” by an Employee Stockholder:  (i) if any portion of the Employee Stockholder’s Common Stock is attached or taken in execution; (ii) if the Employee Stockholder applies for the benefit of, or files a case under, any provision of the federal bankruptcy law or any other law relating to insolvency or relief of debtors; (iii) if a case or proceeding is brought against the Employee Stockholder under any provision of the federal bankruptcy law or any other law relating to insolvency or relief of debtors which is not dismissed within thirty (30) days after the commencement thereof; (iv) if the Employee Stockholder makes an assignment for the benefit of creditors; (v) if any portion of the Employee Stockholder’s Common Stock is made subject to a charging order; or (vi) if any portion of the Employee Stockholder’s Common Stock is transferred pursuant to a divorce decree.

(f)                                    Each Employee Stockholder hereby agrees that in the event the Company or any stockholder exercises his or its option pursuant to this Section 4, he or it shall be bound to take any and all action necessary to enable such party to purchase the Common Stock held by him or it his Permitted Transferee.

5.                                       Transfer of Common Stock.

Each Employee Stockholder agrees that during the term of this Agreement, he or it shall not Transfer any or all of the shares of Common Stock of the Company owned of record or beneficially by him or it except pursuant to the Stockholders’ Agreement.

6.                                       Book Value and Market Value.

(a)                                  “Book Value” as used in this Agreement shall be the value, computed on the same accounting basis as the Company’s regular method of accounting, of the net aggregate stockholder’s equity of the Company divided by the total number of shares of the Common Stock of the Company outstanding on a fully-diluted basis on the date on which said Book Value is computed and determined (as hereinafter provided); provided, however, that anything contained in this Section 6(a) to the contrary notwithstanding, the computation of such Book Value shall be subject to the following provisions:

(i)                                     in no event shall the determination of the Book Value include any of the Proceeds;

(ii)                                  no additional allowance of any kind shall be made for the goodwill, tradenames or any other intangible asset or assets (hereinafter referred to as the “Intangible Assets”) of the Company other than that aggregate dollar amount for any of such Intangible Assets appearing on the most recent balance sheet of the Company prior to those dates set forth below for determining Book Value;

(iii)                               the Book Value shall be computed and determined as of the end of the last month immediately preceding the month in which either the death, termination of employment of the Employee or the Involuntary Transfer occurred for purposes of Section 4 of this Agreement; and

(iv)                              the Book Value shall be determined in accordance with generally accepted accounting principles, applied in a consistent manner with prior periods, by the independent accountant at that time examining the books and accounts of the Company or, if there be none, then by the last independent accountant who had performed such services for the Company, and a determination by such independent accountant shall, for purposes of this Agreement, be final, conclusive and binding upon each of the parties hereto.

 (b)                              “Market Value” as used in this Agreement with respect to the value of shares of the Company’s Common Stock, shall be the per share dollar value of the Company’s Common Stock last determined by a resolution of the Board of Directors of the Company, acting in good faith, as recorded in the minute book of the Company.  In the event that the Board of Directors has not determined a per share dollar value for the Corporation’s Common Stock within eighteen (18) months of its last determination of the per share dollar value for the Corporation’ s Common Stock, then the “Market Value” with respect to the value of shares of the Company’s Common Stock, shall be the fair market value as determined by an accountant who is employed by or is a partner or principal in a nationally or regionally recognized accounting firm who is knowledgeable and experienced in evaluating and determining the fair market value of shares of stock or other equity interests in companies that are generally similar to the Company.  The “Market Value” as determined in accordance with this Section 6(b) shall, for purposes of this Agreement, be final, conclusive and binding upon each of the parties hereto.

7.                                       Installment Payments.

(a)                                  In the event of a repurchase of Common Stock by the Company pursuant to Section 4(b) hereof, at least twenty-five percent (25%) of the total purchase price of the Common Stock shall be paid by check by the Company at the Closing Date, as defined in Section 10 hereof, such amount in excess of twenty-five percent (25%), if any, shall be determined by the Company in its sole discretion.

(b)                                 The balance of the purchase price shall be represented by a non-negotiable promissory note of the Company payable in three (3) equal annual installments of principal and interest, the first of which shall be due and payable one (1) year after the Closing Date.  The note shall be substantially in the form of the promissory note attached hereto and made a part hereof as Exhibit A, and contain terms and conditions substantially similar to the terms and conditions contained therein.  Interest shall accrue on, and be payable with, the unpaid principal amount of said note from the Closing Date at a rate of eight percent (8%) per annum.

(c)                                  Any debt due by the Employee Stockholder to the Company shall be payable according to its terms, as shall any debt due by the Company to the Employee Stockholder; except, however, that, regardless of the terms of any such debt due by the Employee Stockholder to the Company, any cash payment due under Section 7(a) with respect to the purchase of the Employee Stockholder’s Common Stock shall, instead of being paid to the Employee Stockholder, be first applied to the discharge of any such indebtedness, until all such indebtedness is fully discharged.

(d)                                 The Company shall settle with an assignee, trustee in bankruptcy, attaching court or officer or successor in interest holding Common Stock received in an Involuntary Transfer by taking any or all such Common Stock in execution and paying to such appropriate person the purchase price for each share of such Common Stock as provided in Section 7, but not in excess of the Employee Stockholder’s indebtedness and proper items of expense applicable to such proceeding constituting the Involuntary Transfer.  The balance of the value of such Common Stock, if any, shall be distributable to the Employee Stockholder (as applicable), with such payments to be applied in the order due in accordance with Section 7, giving effect to the payment made upon the Involuntary Transfer.

8.                                       Delivery of Certificates.

Closing on the sale of any shares of Common Stock sold pursuant to this Agreement, unless otherwise agreed to in writing by the Company and the Employee Stockholder, shall be held at the principal place of business of the Company thirty (30) days from the date that the last applicable period for exercising an option to purchase has lapsed, or, with respect to shares purchased pursuant to Section 4(a), five (5) business days from the later of (x) the date the Proceeds are received by the Company and (y) the receipt by the Company of written instructions from the Estate as to whom the Proceeds should be paid, which instructions the Company is entitled to rely on (the “Closing Date”).  On the Closing Date, upon payment of the purchase price (including the note), for the purchase of the Common Stock hereunder, the stock certificate or certificates representing the Common Stock shall be delivered to the Company, with appropriate stock powers or endorsements duly executed in blank and guaranteed by a national bank or member of the New York Stock Exchange.  If the certificates representing any shares of Common Stock have not been surrendered by the Employee Stockholder or shall not be delivered contemporaneously with the tender of the purchase price, then the Company, shall be appointed, and the same is hereby irrevocably constituted and appointed, the attorney-in-fact with full power and authority to execute the necessary stock powers and to perform all other acts necessary and proper in order to transfer such stock certificate or certificates to the purchaser, in accordance with the provisions of this Agreement and all rights of the Employee Stockholder thereof with respect to said Common Stock (including voting rights) nonetheless shall cease and terminate.  Each Employee Stockholder shall also deliver to the Company at the Closing (a) all documentation required by Section 3 hereof for the transfer of such Employee Stockholder’s Stock, as applicable; and (b) a full and unconditional general release signed by the Employee Stockholder in the form and substance required by the Company.

9.                                       Securities Laws and Endorsements of Stock Certificates.

(a)                                  Each Employee Stockholder acknowledges that the Common Stock of the Company acquired by it has not been registered under the Securities Act of 1933 (hereinafter referred to as the “Act”) or any state securities law (the “State Act”).  Each Employee Stockholder severally represents and warrants that it has acquired the shares of Common Stock of the Company without a view to, the offer, offer for sale, or sale in connection with, the distribution of such shares of the Common Stock, and that it will hold such shares of Common Stock indefinitely unless subsequently registered under the Act and the State Acts or unless exemption from such registration is available and an opinion of counsel for the Company, in form and substance satisfactory to the Company, is obtained to that effect.  The provisions of Sections 4 and 5 hereof are in all respects subject to the restrictions of the Act and the State Acts and regulations thereunder.  All certificates representing shares of Common Stock subject to this Agreement shall be conspicuously legended in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

Each Employee Stockholder realizes that the Company does not file, and does not in the foreseeable future contemplate filing, periodic reports in accordance with the provisions of Section 13 or 15(d) of the Securities and Exchange Act of 1934, and

also understands that the Company has not agreed to register any of its securities for distribution in accordance with the provisions of the Act or to take any actions respecting the obtaining of an exemption from registration for such securities or any transaction with respect thereto.

(b)                                 Upon the execution of this Agreement, the certificates representing shares of Common Stock subject to this Agreement shall be conspicuously legended as follows:

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED AS TO TRANSFER BY THE TERMS, CONDITIONS AND COVENANTS OF AN AGREEMENT WITH RESPECT THERETO DATED THE          DAY OF SEPTEMBER, 2003, A COPY OF WHICH IS ON FILE WITH THE COMPANY.  THE COMPANY WILL GRATUITOUSLY FURNISH A COPY OF SAID AGREEMENT TO ANY PARTY HAVING A VALID INTEREST THEREIN.  ANY TRANSFER OF STOCK OTHER THAN IN ACCORDANCE WITH SAID AGREEMENT SHALL BE ABSOLUTELY NULL AND VOID.”

All certificates for any shares of Common Stock hereinafter issued to an Employee Stockholder shall bear the same legend, and this Agreement shall cover all such stock.

10.                                 Stock Issued In The Future.

Nothing in this Agreement shall be construed as preventing the Company from issuing its shares of any class to any other person at any other time free of any restrictions including, without limitation, the restrictions provided for herein.

11.                                 After-Acquired Stock.

Whenever an Employee Stockholder acquires any additional shares of Common Stock of the Company or any other “securities” (as said term is defined in the Act) of the Company other than the shares of Common Stock owned at the time of the execution of this Agreement, such shares of Common Stock or such other securities (as the term is defined in the Act) of the Company so acquired shall be subject to all of the terms of this Agreement, and the certificates therefor shall be surrendered to the Company for legending in accordance with Section 9 of this Agreement, unless already so legended.

12.                                 Termination.

This Agreement shall remain in effect until the happening of any of the events listed below, upon the first to occur of such events, all rights and obligations other than the obligations relating to registration under or exemption from the Act and the State Acts, as set forth in Section 9 of this Agreement, and rights and obligations respecting the payments pursuant to Section 4(a) shall cease:

(a)                                  the agreement in writing of the holders of a majority of the outstanding shares of Common Stock to terminate this Agreement;

(b)                                 the adjudication of the Company as a bankrupt, the execution by the Company of an assignment for the benefit of creditors or the appointment of a receiver for the Company;

(c)                                  the voluntary dissolution of the Company;

(d)                                 in the event that there shall be only one (1) owner of issued and outstanding shares of Common Stock of the Company;

(e)                                  the Company’s IPO (as such term is defined in the Stockholders’ Agreement); or

(f)                                    the Company’s Change of Control (as such term is defined in the Stockholders’ Agreement).

13.                                 Notices.

All notices, offers, acceptances, exercises of options, waivers and other acts under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by certified or registered mail to the Employee Stockholder at his or its address on the Company records and to the Company as follows:

KP Sports, Inc.
1020 Hull Street, Third Floor
Baltimore, Maryland 21230
Attn: Kevin Plank, President and CEO

Any party hereto may change his or its address for notice by written notice to the others, in the manner hereinabove provided.

14.                                 Additional Actions And Documents.

Each of the parties hereto agrees to take or cause to be taken further actions, to execute and deliver or cause to be executed and delivered such further instruments and to use his or its best efforts to obtain such requisite consents as any other party may from time to time reasonably request in order to fully effectuate the purposes, terms and conditions of this Agreement.

15.                                 No Guarantee of Employment.

Nothing in this Agreement shall be construed as guaranteeing employment to the Employee for any period of time or upon any terms and conditions.  Unless otherwise agreed in writing in a separate agreement between the parties, the Employee’s employment by the Company shall be “at will” with each party having the right to terminate the employment at any time and for any reason that is not otherwise in violation of applicable law.

16.                                 Miscellaneous.

(a)                                  This instrument contains the entire agreement between the parties and supersedes all prior oral or written agreements, commitments or understandings with respect to the purchase of securities of the Company held by the Employee Stockholders on the Employee’s death, termination of employment or involuntary transfer, including the Prior Buy-Sell Agreement and no modification shall be binding upon the party affected unless set forth in writing and duly executed by each party affected.  The Employee expressly acknowledges and agrees that any prior agreements, claims, actions, or causes of action that he may have, or have had, against the Company and its agents, officers, directors, and stockholders are merged into this Agreement and that neither the Company nor any of its agents, officers, directors, or stockholders is, or shall be, indebted or obligated to the Employee on account of any matter arising out of or relating to the affairs of the Company as of the date of this Agreement, except as expressly provided herein.  Upon the execution hereof, the Prior Buy-Sell Agreement shall be terminated and of no further force and effect.

(b)                                 The Employee represents and warrants that he is the sole owner of the number of shares of the Common Stock set forth opposite his signature hereto, evidenced by the certificate number or numbers shown immediately after such number of shares, that all of such shares are free and clear of all liens, claims, charges, security interests, or encumbrances of any kind, and that he has the right and lawful authority to sell or otherwise transfer such shares.

(c)                                  All of the covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of their respective heirs, guardians, personal and legal representatives, successors and assigns.

(d)                                 This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Maryland, without regard to principles of conflicts of law.

(e)                                  It is the express intention of the parties that the agreements contained herein shall have the widest application possible.  If any agreement contained herein is found by a court having jurisdiction to be unreasonable in scope or character, the agreement shall not be rendered unenforceable thereby; but rather the scope or character of such agreement shall be deemed reduced or modified with retroactive effect to render such agreement reasonable and such agreement shall be enforced as thus modified.  If the court having jurisdiction will not review the agreement, then the parties shall mutually agree to a revision having an effect as close as permitted by law to the provision declared unenforceable.  In the event that a court having jurisdiction determines that one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(f)                                    Inasmuch as the shares of Common Stock cannot be readily purchased or sold in the open market, irreparable damage would result in the event this Agreement is not specifically enforced.  In the event of a breach of this Agreement, any non-breaching party hereto may maintain an action for specific performance against the party or parties hereto who are alleged to have breached any of the terms, conditions, representations, warranties, or agreements herein contained and it is hereby further agreed that no objection to the form of action in any proceeding for specific performance of this Agreement shall be raised by any party hereto so that such specific performance of this Agreement may not be obtained by the aggrieved party.  Anything contained herein to the contrary notwithstanding, this Section 16(f) shall not be construed to limit in any manner whatsoever any other rights and remedies an aggrieved party may have by virtue of any breach of this Agreement.

(g)                                 The descriptive headings of the several sections and paragraphs’ of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(h)                                 Unless the context otherwise requires, whenever used in this Agreement, the singular shall include the plural, the plural shall include the singular, and the masculine gender shall include the neuter and feminine gender, and vice-versa.

(i)                                     As of the date of this Agreement and thereafter, the parties acknowledge and agree that the employment relationship is “at-will” and may be terminated by either party at any time and for any reason not prohibited by law.

(j)                                     This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall together constitute one document.

17.                                 Wills.

The Employee agrees to either prepare and execute a Will or amend his existing Will to instruct his personal representative to strictly comply with the terms and conditions of this Agreement; provided that any failure of an Employee to comply with the provisions of this Section shall not affect in any way the agreements and obligations otherwise imposed upon them by this Agreement.

18.                                 Representation by Counsel.

In the negotiation of this Agreement, each party has had the opportunity to be represented by legal counsel and independent accountants.  This Agreement is a fair and reasonable agreement, is not the result of any fraud, duress or undue influence exercised by any party or by any other person and has been signed freely and voluntarily, without relying upon any representations, warranties or statements other than those expressly set forth herein.

19.                                 Amendment.

Any term or condition set forth in this Agreement may be amended, modified, altered or waived, and additional terms and conditions may be incorporated into this Agreement with the express written consent of the Company and the holders of a majority of the shares of Common Stock held by the Employee Stockholders under this Agreement.  All of such amendments, modifications, alterations, waivers or additions shall be effective as of the date of such consent, shall be in writing and shall be provided to each of the parties.

Signature Page to

Buy-Sell Agreement

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and acknowledged this Agreement as of the date first above written.

ATTEST:	KP SPORTS, INC.

/s/ Joanne Hillman	By:	/s/ J. Scott Plank

WITNESS:

/s/ Joanne Hillman	/s/ Ryan Wood
Name: Ryan Wood

Number of Shares: 800,000

Certificate No(s):